Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), I, Vernon Irvin, Interim Co-Chief Executive Officer of Everbridge, Inc., do hereby certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q of Everbridge, Inc. for the quarter ended March 31, 2022 (the “Report”):

(1)	fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Everbridge, Inc. for the period presented herein.

Date: May 9, 2022	By:	/s/ Vernon Irvin
Name: Vernon Irvin
Title: Executive Vice President, Chief Revenue Officer and Interim Co-Chief Executive Officer (Performing the Functions of Principal Executive Officer)

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Everbridge, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.